UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 6, 2011

PRESSURE BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in its Charter)

MASSACHUSETTS

  (State or Other Jurisdiction of Incorporation)
0-21615	04-2652826
(Commission File Number)	(IRS Employer Identification No.)

14 Norfolk Avenue, South Easton, MA	02375
(Address of Principal Executive Offices)	(Zip Code)

(508) 230-1828

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On April 8, 2011, Pressure BioSciences, Inc. (the “Company”) entered into a Securities Purchase Agreement (“the Securities Purchase Agreement”), pursuant to which the Company consummated the sale of 51,379 units on April 8, 2011 and 3,669 units on April 11, 2011, to 10 accredited investors, including the Company’s CEO and President, (collectively, the “Investors”), as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) for a purchase price per unit (the “Purchase Price”) of $15.00 (a common share equivalent of $1.50) (the “Initial Closing”), resulting in aggregate gross proceeds to the Company of $825,720 (the “Private Placement”).  This is the Initial Closing of a $6,000,000 private placement with a minimum offering amount of $600,000 (the “Minimum Amount”).  Subsequent closings are expected to occur on or before June 30, 2011; however, there can be no assurance as to the amount, if any, of any additional capital that may be raised.  Each unit (“Unit”) consists of (i) one share of Series C Convertible Preferred Stock, $0.01 par value per share (the “Series C Convertible Preferred Stock”) convertible into 10 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”) (subject to adjustment for stock splits, stock dividends, recapitalization, etc.) and (ii) a three-year warrant to purchase 10 shares of the Company’s Common Stock at a per share exercise price equal to the sum of (i) the Common Stock equivalent of the per Unit Purchase Price (ii) plus $0.88 (the “Warrant”).  The Warrants will be exercisable until the close of business on the third anniversary of the applicable closing date.

The Company engaged an investment banker (the “Investment Banker”) to assist with the Private Placement.  The Company paid the Investment Banker a cash retainer fee of $50,000 and issued a warrant to purchase 100,000 shares of Common Stock at an exercise price of $3.00 per share.  In addition, the Company is paying the Investment Banker (i) a fee equal to 8% of the gross proceeds raised from Investors in the Private Placement, and a non-accountable expense allowance equal to 2% of the gross proceeds raised from Investors in the Private Placement; plus (ii) warrants (the “Investment Banker Warrants”) to purchase that number of shares of Common Stock equal to (A) 8% of the total number of shares of Common Stock underlying the shares of Series C Convertible Preferred Stock sold, exercisable at a price equal to the conversion price of the Series C Convertible Preferred Stock to which such underlying shares of Common Stock relate, and (B) 8% of the total number of shares of Common Stock underlying the Warrants sold, exercisable at a price equal to the lowest exercise price of the Warrants to which such underlying shares of Common Stock relate.  The aggregate purchase price for the Investment Banker Warrants is $100.00.  The Investment Banker Warrants are exercisable for a period of five years from the date of the applicable closing.  In connection with the Initial Closing, the Company is paying a fee of (i) approximately $66,000 cash, (ii) an expense allowance of approximately $16,500, (iii) a warrant to purchase 44,038 shares of Common Stock exercisable at a purchase price of $1.50, and (iv) a warrant to purchase 44,038 shares of Common Stock exercisable at a purchase price of $2.38.

In connection with the Company’s issuance of the Investment Banker Warrants, the Company has agreed that, if at any time the Company files a registration statement relating to an offering of the Company’s equity securities (a “Registration Statement”) the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Investment Banker Warrants, subject to the registration rights agreements to which the Company is currently a party and subject to customary underwriters’ cut-backs and other cut-backs that may be applicable pursuant to registration rights granted or to be granted by the Company in connection with any equity financing or transaction.

This description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.1 and is incorporated herein by reference.  The description of the Company’s agreements with the Investment Banker and the Investment Banker Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Investment Banker Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.4 and is incorporated herein by reference.

Series C Convertible Preferred Stock

Dividends.  The Series C Convertible Preferred Stock will pay a cumulative dividend at the rate of 5% per annum of the Purchase Price, payable semi-annually within 45 days of June 30th and December 31st, commencing on June 30, 2011.  Dividends may be paid in cash or in shares of Common Stock at the Company’s option, subject to certain conditions.

Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the holders of Series C Convertible Preferred Stock will be paid out of the assets of the Company available for distribution to the Company’s stockholders, on an equivalent basis with the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock, before any payment shall be paid to the holders of Common Stock, (i) for any liquidation event occurring on or before the one year anniversary of the original issue date of the Series C Convertible Preferred Stock, an amount per share equal to the Purchase Price, plus accrued and unpaid dividends, and (ii) for any liquidation event occurring after the one year anniversary of the original issue date of the Series C Convertible Preferred Stock an amount per share equal to (x) the Purchase Price plus accrued and unpaid dividends, if the gross proceeds from the Private Placement are less than $4 million and (y) 1.5 times the Purchase Price plus accrued and unpaid dividends, if the gross proceeds from the Private Placement are greater than or equal to $4 million.  Unless the holders of a majority of the outstanding shares of Series C Convertible Preferred Stock elect otherwise, a merger or consolidation (other than one in which stockholders of the Company own a majority by voting power of the outstanding shares of the surviving or acquiring corporation) and a sale, lease, transfer or other disposition of all or substantially all of the Company’s assets will be treated as a liquidation of the Company thereby triggering the liquidation preference.  The Series C Convertible Preferred Stock will otherwise be treated on an equivalent basis with the Company’s Series A Convertible Preferred Stock and Series B Convertible Preferred Stock with respect to liquidation.  Unless a holder of the Series C Convertible Preferred stock converts such shares into Common Stock, such holder will not have a right to participate with the holders of the Common Stock in any remaining liquidation proceeds after payment of the liquidation preference.

Voluntary Conversion.  Each share of Series C Convertible Preferred Stock is convertible into 10 shares of Common Stock at any time at the option of the holder, subject to adjustment for stock splits, stock dividends, recapitalizations and similar transactions (the “Conversion Ratio”). Unless waived under certain circumstances by the holder of Series C Convertible Preferred Stock, such holder’s shares of Series C Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Mandatory Conversion.  Each share of Series C Convertible Preferred Stock will automatically be converted into shares of Common Stock at the Conversion Ratio then in effect:  (i) if, after six (6) months from the closing of the Private Placement, the Common Stock trades on the NASDAQ Capital Market (or other primary trading market or exchange on which the Common Stock is then traded) at the volume weighted average price of the Common Stock as reported by the NASDAQ Capital Market (“VWAP”) equal to at least 3/10 of the Purchase Price, or $4.50, for 20 out of 30 consecutive trading days with average daily trading volume of at least 10,000 shares or (ii) upon a registered public offering by the Company at a per share price equal to at least 3/10 of the Purchase Price with aggregate gross proceeds to the Company of not less than $10 million; or (iii) upon written consent of the holders of a majority of the then outstanding shares of Series C Convertible Preferred Stock.  Unless waived under certain circumstances by the holder of the Series C Convertible Preferred Stock, such holder’s Series C Convertible Preferred Stock may not be converted if upon such conversion the holder’s beneficial ownership would exceed certain thresholds.

Most Favored Nation.  If the Company consummates an equity financing (subject to certain exclusions) within (i) 12 months after the Initial Closing and the gross proceeds from the Private Placement are less than $4 million, or (ii) 24 months after the Initial Closing and the gross proceeds from the Private Placement are greater than or equal to $4 million, the holders of the Units may exchange their Units for the securities issued in the subsequent equity placement on a dollar for dollar basis, and will become subject to the terms and conditions of such subsequent equity placement (provided that such exchange is permitted under the NASDAQ rules and regulations then in effect).

Voting Rights.  The holders of Series C Convertible Preferred Stock are not entitled to vote on any matters presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company (or by written consent of stockholders in lieu of meeting), except that for so long as the number of outstanding shares of Series C Convertible Preferred Stock equals or exceeds 20% of the total number of shares of Series C Convertible Preferred issued in the Initial Closing, the holders of the Series C Convertible Preferred Stock may vote separately as a class on any matters that would amend, alter or repeal any provision of the Company’s Restated Articles of Organization, as amended or the certificate of designation for Series C Convertible Preferred Stock, in a manner that adversely affects the powers, preferences or rights of the Series C Convertible Preferred Stock and such holders may also vote on any matters required by law.  Common Stock issued upon conversion of the Series C Convertible Preferred Stock will have the same voting rights as the Common Stock.

Redemption.  At any time after February 12, 2014, upon 30 days written notice, the Company will have the right to redeem the outstanding shares of Series C Convertible Preferred Stock at a price equal to the Purchase Price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization with respect to the Series C Preferred Stock), plus all accrued and unpaid dividends thereon.  The redemption price may be paid in two annual installments.  The Series C Convertible Preferred Stock, the Series A Convertible Preferred Stock and the Series B Convertible Preferred Stock will be treated on an equivalent basis with respect to payments made in connection with redemption.

This description of the Series C Convertible Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Company’s Articles of Amendment, together with the Amended and Restated Certificate of Designation of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock and Series C Convertible Preferred Stock a copy of which is attached to this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Warrants

The Warrants have an exercise price equal to $2.38, which is equal to the sum of (i) the Common Stock equivalent of the per Unit Purchase Price (ii) plus $0.88.  The Warrants will be exercisable until the close of business on the third anniversary of the applicable closing date.  The Warrants also permit the holder to conduct a “cashless exercise” at any time the holder of the Warrant is an affiliate of the Company.  The exercise price and/or number of shares issuable upon exercise of the Warrants will be subject to adjustment for stock dividends, stock splits or similar capital reorganizations, as set forth in the Warrants.

Subject to the terms and conditions of the Warrants, the Company has the right to call for cancellation of the Warrants if the VWAP (or other primary trading market or exchange on which the Company’s Common Stock is then traded) equals or exceeds two times the per share exercise price for either (i) 10 consecutive trading days or (ii) 15 out of 25 consecutive trading day, with average daily trading volume for such 10 or 15 day period of at least 10,000 shares.

This description of the Warrants does not purport to be complete and is qualified in its entirety by reference to the form of Warrant, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.2 and is incorporated herein by reference.

Registration Rights Agreement

In connection with the Private Placement, the Company has agreed that, if at any time the Company files a Registration Statement, the Company shall include in the Registration Statement the resale of the shares of Common Stock underlying the Series C Convertible Preferred Stock and the Warrants.  This right is subject customary conditions and procedures.

This description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated herein by reference.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The Company received a staff deficiency letter on April 6, 2011 from The NASDAQ Stock Market, LLC (“NASDAQ”) indicating that based on the Company’s stockholders’ equity as reported in its Annual Report on Form 10-K for the year ended December 31, 2010, the Company does not comply with the minimum stockholders’ equity requirement of $2,500,000 for continued listing on the NASDAQ Capital Market under NASDAQ Listing Rule 5550(b)(1).

The Company expects to submit to NASDAQ by May 21, 2011 a written plan (the “Plan”) that outlines its strategy to regain compliance with the continued listing requirements.  Approval of the Plan is subject to the discretion of NASDAQ.  If the Plan is accepted, the Company may be able to continue its listing during the Plan period of up to 180 days, during which time the Company will be subject to periodic review to determine whether it is making progress consistent with the Plan.

Item 3.02                      Unregistered Sales of Equity Securities

The sale of the Units described in Item 1.01 of this Current Report on Form 8-K were issued and sold in the Private Placement without registration under the Securities Act, in reliance upon the exemption from registration set forth in Rule 506 of Regulation D (“Regulation D”) promulgated under the Securities Act.  The Company based such reliance upon representations made by each purchaser of Units, including, but not limited to, representations as to the purchaser’s status as an “accredited investor” (as defined in Rule 501(a) under Regulation D) and the purchaser’s investment intent.  The Units were not offered or sold by any form of general solicitation or general advertising (as such terms are used in Rule 502 under Regulation D).  The Units, or the shares of Series C Convertible Preferred Stock and Warrants comprising the Units, may not be re-offered or sold absent an effective registration statement or an exemption from the registration requirements under applicable federal and state securities laws.  The information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective on April 7, 2011, the Company amended its Restated Articles of Organization, as amended, by filing with the Secretary of State of the Commonwealth of Massachusetts Articles of Amendment to create a new series of preferred stock, designated “Series C Convertible Preferred Stock,” par value $0.01 per share.  The material terms of Series C Convertible Preferred Stock are described in Item 1.01 of this Current Report on Form 8-K, and the information in Item 1.01 of this Current Report on Form 8-K is incorporated herein by this reference.

Item 9.01                      Financial Statements and Exhibits

(d)     Exhibits

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Securities Purchase Agreement entered into as of April 8, 2011, between the Company and several purchasers
4.2	Form of Warrant
4.3	Registration Rights Agreement
4.4	Form of Investment Banker Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 12, 2011	PRESSURE BIOSCIENCES, INC.

	By:	_____________________________
Richard T. Schumacher, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description
3.1	Articles of Amendment to the Company’s Restated Articles of Organization, as amended
4.1	Securities Purchase Agreement entered into as of April 8, 2011, between the Company and several purchasers
4.2	Form of Warrant
4.3	Registration Rights Agreement
4.4	Form of Investment Banker Warrant